EXHIBIT 99.1

SMARTSERV           Investor Contact:          Media Contact:
[LOGO]              Robert Pons                Neil Vineberg
                    Chief Executive Officer    Vineberg Communications
                    SmartServ Online, Inc.     631-288-6933
                    610-397-0689, Ext. 202     Neil@VinebergCommunications.com
                    rpons@smartserv.com
                                               Ed Lewis, CEOcast, Inc.
                                               212-732-4300


                  SMARTSERV REPORTS FIRST QUARTER 2004 RESULTS

Plymouth Meeting, PA, May 20, 2004 - SmartServ Online, Inc. (OTCBB: SSRV) today announced results of operations for the three months ended March 31, 2004. Revenues were $74,000 for the three months ended March 31, 2004, compared to $231,000 for the comparable quarter in 2003. The net loss for the first three months of 2004 was $4,601,000 before an accrued preferred stock dividend of $914,000 and $5,515,000 thereafter, or $2.25 per share, compared to $2,355,000, or $1.20 per share in the first quarter of 2003. SmartServ completed the first quarter of 2004 with cash of $6,078,000.

The 2004 first quarter net loss included $1,937,000 for interest and other financing costs that the Company paid for by issuing stock and not cash. These costs were incurred in connection with the $10 million private placement completed in February 2004. Excluding these charges, the Company reported a net loss of $2,664,000 before an accrued preferred stock dividend and $3,578,000 thereafter. During the first quarter of 2003, the Company recorded charges for interest and other financing costs of $376,000 incurred primarily in connection with the issuance of a convertible note. The Company paid for this transaction by issuing stock and not cash. Excluding these charges, the Company reported a net loss of $1,979,000 for the first quarter of 2003.

Some of the highlights of the first quarter of 2004 included:

     Completion of Private Placement. SmartServ raised $10 million in gross proceeds in its private offering of investment units consisting of shares of Series A Convertible Preferred Stock and warrants to purchase Common Stock. SmartServ also converted approximately $3 million of its notes payable into these investment units in the private placement.

     Acquisition of nReach. The acquisition of nReach adds the distribution of ringtones, games and other mobile entertainment applications. Through this acquisition SmartServ will market a variety of mobile applications on a touch screen kiosk.

"We have now reached the stage where we have positioned the Company to grow revenues," said Robert Pons, SmartServ's President and CEO. "We have significantly strengthened our balance sheet through the completion of a private placement, which has allowed us to invest in technology and personnel to support our growth. As we begin to deploy SmartServ mobile content kiosks and introduce new services for wireless enterprise users, we expect to see increased revenues from our line of ringtones, images and games, as well as our dynamic mobile content."

                                      # # #

About SmartServ

SmartServ has developed a complete suite of wireless applications and the technologies to bring them to market, spanning the entire mobile phone industry from the consumer to the enterprise. SmartServ's customer and distribution relationships include wireless carriers and strategic partners. SmartServ applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. NReach, a SmartServ company, provides the retail, marketing and entertainment industries with a comprehensive technology platform to access the growing market for premium content (ringtones, graphics and games) for mobile phones.

Forward-Looking Statements
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions are often used to identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to: We may not have sufficient working capital in the long term; We have never been profitable and if we do not achieve profitability we may not be able to continue our business; We have significant accounts payable obligations; We may not be able to complete or successfully integrate acquisitions that we seek to pursue, or achieve the desired results of such acquisitions; Only one of our four major customers from 2003 will continue to generate revenues for us in 2004; We plan to pursue new streams of revenue from the resale of prepaid wireless airtime bundled with wireless data content, and revenues from such business may not materialize; We have a new CEO and executive management team; The market for our business is in the development stage and may not achieve the growth we expect; Spencer Trask may be able to affect and exercise some manner of control over us; The market price of our common stock may decrease because we have issued, and will likely continue to issue, a substantial number of securities convertible or exercisable into our common stock; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to, the "Risk Factors" described under the heading "Certain Factors That May Affect Future Results" in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2003.

                             SmartServ Online, Inc.
                      Condensed Consolidated Balance Sheets


                                                         March 31,  December 31,
                                                         ---------  ------------
                                                          2004          2003
                                                          ----          ----
                                                      (Unaudited)
Assets
Current assets
 Cash and cash equivalents                             $ 6,078,172   $   139,178
 Accounts receivable                                       110,811       103,230
 Accrued interest receivable                                 3,221        47,004
 Prepaid compensation                                       44,378       133,127
 Prepaid expenses                                           23,976        86,798
 Deferred financing costs                                       --       322,192
                                                       -----------   -----------
 Total current assets                                    6,260,558       831,529
Property and equipment, net                                 29,668            --
Other assets:
 Goodwill and intangible assets                          1,802,389            --
 Security deposits                                          18,237         5,156
                                                       -----------   -----------
Total Assets                                           $ 8,110,852   $   836,685
                                                       ===========   ===========

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
    Accounts payable                                   $ 1,520,334   $ 1,702,768
    Accrued liabilities                                    956,001       928,393
    Accrued salaries                                        31,129        78,133
    Accrued interest payable                                    --       218,848
                                                       -----------   -----------
Total current liabilities                                2,507,464     2,928,142
   Deferred revenues                                        33,333        37,500
   Note payable                                                 --     3,340,430
   Commitments and Contingencies                                --            --
                                                       -----------   -----------
Total liabilities                                        2,540,797     6,306,072
Total stockholders' equity (deficit)                     5,570,055    (5,469,387)
                                                       -----------   -----------
Total Liabilities and Stockholders' Equity (Deficit)   $ 8,110,852   $   836,685
                                                       ===========   ===========

                             SmartServ Online, Inc.
                      Consolidated Statements of Operations


                                                          Three Months Ended March 31,
                                                          ----------------------------
                                                              2004           2003
                                                              ----           ----
                                                          (Unaudited)    (Unaudited)
                                                          -----------    -----------

Revenues                                                  $    73,711    $   230,987
                                                          -----------    -----------

 Costs and expenses
 Cost of services                                            (316,866)    (1,216,831)
 Sales and marketing expenses                                 (43,706)      (276,534)
 General and administrative expenses                         (650,949)      (999,180)
 Stock-based compensation                                  (1,532,141)       (28,194)

                                                          -----------    -----------
Total costs and expenses                                   (2,543,662)    (2,520,739)

                                                          -----------    -----------
Loss from operations                                       (2,469,951)    (2,289,752)
                                                          -----------    -----------

Other income (expense)
    Interest income                                             3,221          4,532
    Gain from extinguishment of debt                               --        305,822
    Interest and other financing costs                     (1,937,081)      (375,886)
    Legal settlement                                         (196,800)            --
    Foreign exchange gain (loss)                                   --             93
                                                          -----------    -----------
                                                           (2,130,660)       (65,439)
                                                          -----------    -----------

Net loss                                                  $(4,600,611)   $(2,355,191)
                                                          ===========    ===========

Preferred stock dividend accrued                             (913,840)            --
                                                          -----------    -----------
Net loss applicable to common shareholders                $(5,514,451)   $(2,355,191)
                                                          ===========    ===========
Basic and diluted loss per share                          $     (2.25)   $     (1.20)
                                                          ===========    ===========

Weighted average shares outstanding - basic and diluted     2,447,453      1,956,468
                                                          ===========    ===========